As filed with the Securities and Exchange Commission on August 8, 2013

                                                     Registration No. 333-188648
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

                                  Amendment #2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   VETRO, INC.
             (Exact name of registrant as specified in its charter)

                                      5461
                          (Primary Standard Industrial
                           Classification Code Number)

           Nevada                                                33-1226144
(State or Other Jurisdiction of                                 (IRS Employer
Incorporation or Organization)                               Identification No.)

                                   Vetro, Inc.
                                Jicinska, 2285/4
                          Prague, Czech Republic 13000
                               Tel. +420228880935
                            Email: vetroinc@yahoo.com
          (Address and telephone number of principal executive offices)

                              INCORP SERVICES, INC.
                         2360 CORPORATE CIRCLE, STE. 400
                          Henderson, Nevada 89074-7722
                               Tel. (702) 866-2500
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated filer [  ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
======================================================================================================
Title of Each Class                          Proposed Maximum       Proposed Maximum        Amount of
of Securities To          Amount To Be        Offering Price       Aggregate Offering     Registration
  Be Registered          Registered (1)         Per Share               Price (2)             Fee
------------------------------------------------------------------------------------------------------
Common Stock,
$0.001 per share          8,000,000               $0.01                 $80,000             $10.91
------------------------------------------------------------------------------------------------------
TOTAL                     8,000,000               $  --                 $80,000             $10.91
======================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   VETRO, INC.
                        8,000,000 SHARES OF COMMON STOCK
                                 $0.01 PER SHARE

This is the initial offering of common stock of Vetro, Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 8,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. Because there is no minimum to our offering, if we fail to raise enough capital to commence operations, investors could lose their entire investment and will not be entitled to a refund. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Tatiana Fumioka, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers. Ms. Fumioka will not receive any compensation or commission on the proceeds from the sale of our shares on our behalf, if any. The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part. We do not reserve the right to extend the offering beyond the 240-day period.

               Offering Price         Expenses         Proceeds to Company
               --------------         --------         -------------------
Per share          $  0.01             $ 0.001             $ 0.009
Total              $80,000             $ 8,000             $72,000

Vetro, Inc. is a development stage company and has recently started its operation. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Our auditor has expressed substantial doubt as to our ability to continue as a going concern. Any investment in the shares offered herein involves a high degree of risk. Sales of less than 4,000,000 shares will fail to generate sufficient proceeds to enable us to implement our business plan within the next 12 months. You should only purchase shares if you can afford a loss of your investment.

Any funds that we raise from our offering of 8,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 8,000,000 shares of common stock in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop. We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").


THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 5 THROUGH 12 BEFORE BUYING ANY SHARES OF VETRO, INC.'S COMMON STOCK.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   SUBJECT TO COMPLETION, DATED AUGUST 7, 2013

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY                                                            3
RISK FACTORS                                                                  5
USE OF PROCEEDS                                                              12
DETERMINATION OF OFFERING PRICE                                              13
DILUTION                                                                     13
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS                   15
DESCRIPTION OF BUSINESS                                                      21
LEGAL PROCEEDINGS                                                            24
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                  24
EXECUTIVE COMPENSATION                                                       26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               27
PLAN OF DISTRIBUTION                                                         29
DESCRIPTION OF SECURITIES                                                    29
INDEMNIFICATION                                                              30
INTERESTS OF NAMED EXPERTS AND COUNSEL                                       30
EXPERTS                                                                      30
AVAILABLE INFORMATION                                                        30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                        30
INDEX TO THE FINANCIAL STATEMENTS                                            31


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO
SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

             A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "VETRO, INC." REFERS TO VETRO, INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                                   VETRO, INC.

Vetro, Inc. was founded in the State of Nevada on August 15, 2012. We are a development stage company and intend to sell crepes in Czech Republic. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). To implement our plan of operations we require a minimum of $40,000 for the next twelve months as described in our Plan of Operations. We expect our operations to begin to generate revenues during months10-12 after completion of this offering. However, there is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Jicinska, 2285/4, Prague, Czech Republic 13000. Our phone number is +420228880935.


From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception (August 15, 2012) through May 31, 2013, reports no revenues and a net loss of $4,241. Our independent registered public accounting firm has issued an audit opinion for Vetro, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and entered into a Lease Agreement with David Novak on April 17, 2013. As of the date of this prospectus, Tatiana Fumioka, our sole officer and director, owns 100% of the company's stocks. She will continue to own after completion of the offering sufficient shares to control the operations of the company.


As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We do not anticipate earning revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities.

THE OFFERING

The Issuer:                  VETRO, INC.

Securities Being Offered:    8,000,000 shares of common stock.

Price Per Share:             $0.01

Nature of the Offering:      The offering is a  self-underwritten,  best-efforts
                             offering with no minimum subscription requirement.

Duration of the Offering:    The  shares  will be  offered  for a period  of two
                             hundred  and forty  (240)  days from the  effective
                             date  of  this   prospectus.   The  offering  shall
                             terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part. We do not reserve the right to extend the offering beyond the 240-day period.

Gross Proceeds:              $80,000

Securities Issued and
Outstanding:                 There are  8,000,000  shares of common stock issued
                             and outstanding as of the date of this prospectus, held by our sole officer and director, Tatiana
                             Fumioka.

                             If we are successful at selling all the shares in this offering, we will have 16,000,000 shares issued and outstanding.

Subscriptions:               All   subscriptions   once   accepted   by  us  are
                             irrevocable.

Registration Costs;          We estimate our total offering  registration  costs
                             to be approximately $8,000.

Risk Factors:                See "Risk  Factors"  and the other  information  in
                             this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from August 15, 2012 (Inception) to February 28, 2013 and our unaudited financial statements for the period from August 15, 2012 (Inception) to May 31, 2013.

FINANCIAL SUMMARY

                                                           February 28, 2013 ($)
                                                           ---------------------
                                                                 (Audited)
Cash and Deposits                                                  8,136
Total Assets                                                       8,136
Total Liabilities                                                    317
Total Stockholder's Equity                                         7,819

STATEMENT OF OPERATIONS

                                                              Accumulated From
                                                               August 15, 2012
                                                               (Inception) to
                                                           February 28, 2013 ($)
                                                           ---------------------
                                                                 (Audited)
Total Expenses                                                       181
Net Loss for the Period                                             (181)
Net Loss per Share                                                    --

FINANCIAL SUMMARY

                                                               May 31, 2013 ($)
                                                               ----------------
                                                                (Unaudited)
Cash and Deposits                                                  4,076
Total Assets                                                       4,076
Total Liabilities                                                    317
Total Stockholder's Equity                                         3,759

STATEMENT OF OPERATIONS


                                                               Accumulated From
                                                               August 15, 2012
                                                                (Inception) to
                                                               May 31, 2013 ($)
                                                               ----------------
                                                                (Unaudited)
Total Expenses                                                     4,241
Net Loss for the Period                                           (4,241)
Net Loss per Share                                                    --


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION; OUR ABILITY TO CONTINUE IS DEPENDENT ON OUR ABILITY TO RAISE ADDITIONAL CAPITAL AND OUR OPERATIONS COULD BE CURTAILED IF WE ARE UNABLE TO OBTAIN REQUIRED ADDITIONAL FUNDING WHEN NEEDED.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period August 15, 2012 (date of inception) through May 31, 2013 we had a net loss of $4,241. As of May 31, 2013, the Company has not emerged from the development stage. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon our ability to begin operations and to achieve a level of profitability. We need at least $40,000 to continue as a going concern.


WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in development of our business. We need the proceeds from this offering to start our operations as described in the "Plan of Operation" section of this prospectus. As of May 31, 2013, we had cash in the amount of $4,076 and liabilities of $317. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on August 15, 2012 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.


We have accrued net losses of $4,241 for the period from our inception on August 15, 2012 to May 31, 2013, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in development of our business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Vetro, Inc. is suitable.

We require minimum funding of approximately $40,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Tatiana Fumioka, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Fumioka has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

IF WE ARE UNABLE TO ARRANGE PLACEMENTS WITH A SIGNIFICANT NUMBER OF PROPERTIES FOR THE USE OF THEIR FACILITIES FOR OUR CREPE MAKING MACHINES OUR BUSINESS WILL FAIL.

The success of our business requires that we enter into leasing agreements with various public venues respecting the use of their facilities for placement of our crepe making machines. If we are unable to conclude agreements with such venues, or if any agreements we reach with them are not on favorable terms that allow us to generate profit, our business will fail. To date, we have one lease agreements with an owner of a building in Prague, Czech Republic to place our crepe machine.

OUR BUSINESS WILL SUFFER IF WE ARE UNSUCCESSFUL IN NEGOTIATING LEASE RENEWALS.

In the future, our business will be highly dependent upon the renewal of our lease contracts with property owners and management companies. If we are unable to secure long-term exclusive leases on favorable terms or at all, or if property owners or management companies choose to vacate properties as a result of economic downturns that will negatively impact our business.

IF WE ARE UNABLE TO ATTRACT ENOUGH CUSTOMERS TO BUY OUR CREPES OUR BUSINESS WILL FAIL.

Since our revenue comes from people buying our crepes, we need to attract enough customers to justify the purchase and maintenance costs for each crepe making machine. If we are unable to attract enough customers, our business will fail.

IF WE ARE UNABLE TO REPAIR OUR CREPE MAKING MACHINES IN A TIMELY FASHION OUR BUSINESS MAY FAIL.

It is crucial to repair all out of order machines in a timely manner as an out of service crepe machine will not generate revenue. As some of our machine parts are costly and rare, such parts, if broken, may need to be ordered from overseas. If we are not able to obtain replacement parts or perform repairs in a timely fashion, our business may fail due to loss of revenue.

WE ARE DEPENDENT UPON CONSUMER TASTES FOR THE SUCCESS OF OUR CREPE SELLING BUSINESS.

Our crepes acceptance by potential consumers will depend upon a variety of unpredictable factors, including:

     -    Public taste, which is always subject to change;
     - The quantity and popularity of other fast-food available to the public;
     - The fact that the location as well as production and sales methods chosen for our crepes may be ineffective.

For any of these reasons, our crepe selling business can be unsuccessful. If we are unable to sell crepes at the level which is commercially successful, we may not be able to recoup our expenses and/or generate sufficient revenues. In the event that we are unable to generate sufficient revenues, we may not be able to continue operating as a viable business and an investor could suffer the loss of a significant portion or all of his investment in our company.

IF WE ARE NOT ABLE TO EFFECTIVELY RESPOND TO COMPETITION, OUR BUSINESS MAY FAIL.

The biggest threat to our success is competition due to low barriers of entry in crepe selling market and the potential loss of use in those properties where our machines have been placed. If other fast-food companies start offering similar or same product, this could potentially result in less venue prospects for placement of our crepe machines and cause potential loss of use for existing properties where our machines have been placed due to better terms offered by our competitors.

Also, there are many various sized fast-food companies in the restaurant business. Some of these competitors have established businesses with a substantial number of venues and valuable contacts. We will attempt to compete against these groups by offering unique product in places with high traffic flow. We cannot assure you that such a business plan will be successful, or that competitors will not copy our business strategy.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND TATIANA FUMIOKA, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MS. FUMIOKA, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MS. FUMIOKA.

Our principal operations and assets are located outside of the United States, and Tatiana Fumioka, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Ms. Fumioka in the United States, and it may be difficult to enforce any judgment rendered against Ms. Fumioka. As a result, it may be difficult or impossible for an investor to bring an action against Ms. Fumioka, in the event that an investor believes that such investor's rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Czech Republic may render that investor unable to enforce a judgment against the assets of Ms. Fumioka. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

BECAUSE WE WILL SELL OUR PRODUCTS IN FOREIGN CURRENCY INSTEAD OF UNITED STATES DOLLARS, OUR BUSINESS WILL BE EFFECTED BY CURRENCY RATE FLUCTUATIONS.

Because we plan to sell our products in Czech Republic in Czech Korunas, we will be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Tatiana Fumioka for all of our operations. The loss of Ms. Fumioka would have a substantial negative effect on our company and may cause our business to fail. Ms. Fumioka has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Fumioka's services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with her or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Ms. Fumioka, our sole officer and director, currently owns 100% of common stock of our company, and she will own 50% of common stocks if all the shares registered as part of this offering are sold. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Fumioka may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Tatiana Fumioka, our sole officer and director will only be devoting limited time to our operations. She will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Tatiana Fumioka, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     - comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     - submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     - disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THERE IS NO ESCROW, TRUST OR SIMILAR ACCOUNT, THE OFFERING PROCEEDS COULD BE SEIZED BY CREDITORS OR BY A TRUSTEE IN BANKRUPTCY, IN WHICH CASE INVESTORS WOULD LOSE THEIR ENTIRE INVESTMENT.

No minimum or maximum amount of shares are being in this offering. Any funds that we raise from our offering of 8,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 8,000,000 shares of common stock in an escrow, trust or similar account.
 Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.

OUR PRESIDENT, MS. FUMIOKA DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. Fumioka does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on August 15, 2012 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling at least half of the shares and we receive the proceeds in the amount of $40,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $8,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Vetro, Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Tatiana Fumioka, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 IF WE CEASE TO BE AN EMERGING GROWTH COMPANY.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $.001 per share, of which 8,000,000 shares are currently issued and outstanding. If we sell the 8,000,000 shares being offered in this offering, we would have 16,000,000 shares issued and outstanding. As discussed in the "Dilution" section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten and "best-efforts" basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. We reserve the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated in an amended prospectus reflecting the same. There is no assurance that we will raise the full $80,000 as anticipated. If we raise less than 50% of the offering proceeds, we will not be able to implement our plan of operations.

GROSS PROCEEDS                          $20,000          $40,000          $60,000          $80,000
Offering expenses                       $ 8,000          $ 8,000          $ 8,000          $ 8,000
NET PROCEEDS                            $12,000          $32,000          $52,000          $72,000
Lease Agreements                        $ 4,800          $ 8,000          $14,400          $20,800
Purchase of crepe making equipment      $ 3,000          $ 6,000          $12,000          $18,000
Set up crepe machines                   $   500          $ 1,000          $ 2,000          $ 3,000
Marketing and advertising               $   700          $ 6,000          $11,000          $17,000
SEC reporting and compliance            $ 3,000          $10,000          $10,000          $10,000
Miscellaneous expenses                  $    --          $ 1,000          $ 2,600          $ 3,200

The above figures represent only estimated costs. If necessary, Tatiana Fumioka, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Fumioka will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Fumioka. Ms. Fumioka will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

                        DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of May 31, 2013, the net tangible book value of our shares of common stock was $3,759 or approximately $0.0005 per share based upon 8,000,000 shares outstanding.

IF 100% OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 16,000,000 shares then outstanding will be $75,759 or approximately $0.005 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0045 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.005 per share.

After completion of this offering, if 8,000,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will have made cash investment of $80,000, or $0.01 per share. Our existing stockholders will own 50% of the total number of shares then outstanding, for which they have made contributions of cash totaling $8,000 or $0.001 per share.

IF 75% OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 14,000,000 shares then outstanding will be $55,759 or approximately $0.004 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0035 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.004 per share.

After completion of this offering investors in the offering will own approximately 42.86% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.01 per share. Our existing stockholders will own approximately 57.14% of the total number of shares then outstanding, for which they have made contributions of cash totaling $8,000 or $0.001 per share.

IF 50% OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 12,000,000 shares then outstanding will be $35,759 or approximately $0.003 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0025 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.003 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $40,000, or $0.01 per share. Our existing stockholders will own approximately 66.67% of the total number of shares then outstanding, for which they have made contributions of cash totaling $8,000 or $0.001 per share.

IF 25% OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 10,000,000 shares then outstanding will be $15,759 or approximately $0.0016 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0011 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0016 per share.

After completion of this offering investors in the offering will own 20% of the total number of shares then outstanding for which they will have made cash investment of $20,000, or $0.01 per share. Our existing stockholders will own 80% of the total number of shares then outstanding, for which they have made contributions of cash totaling $8,000 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD:
  Price per share                                                   $     0.001
  Net tangible book value per share before offering                 $    0.0005
  Potential gain to existing shareholders                           $    80,000
  Net tangible book value per share after offering                  $     0.005
  Increase to present stockholders in net tangible book value
  per share after offering                                          $    0.0045
  Capital contributions                                             $     8,000
  Number of shares outstanding before the offering                    8,000,000
  Number of shares after offering assuming the sale of the maximum
  number of shares                                                   16,000,000
  Percentage of ownership after offering                                     50%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
  Price per share                                                   $      0.01
  Dilution per share                                                $     0.005
  Capital contributions                                             $    80,000
  Number of shares after offering held by public investors            8,000,000
  Percentage of capital contributions by existing shareholders             9.09%
  Percentage of capital contributions by new investors                    90.91%
  Percentage of ownership after offering                                     50%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD
  Price per share                                                   $      0.01
  Dilution per share                                                $     0.006
  Capital contributions                                             $    60,000
  Number of shares after offering held by public investors            6,000,000
  Percentage of capital contributions by existing shareholders            11.76%
  Percentage of capital contributions by new investors                    88.24%
  Percentage of ownership after offering                                  42.86%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD
  Price per share                                                   $      0.01
  Dilution per share                                                $     0.007
  Capital contributions                                             $    40,000
  Number of shares after offering held by public investors            4,000,000
  Percentage of capital contributions by existing shareholders            16.67%
  Percentage of capital contributions by new investors                    83.33%
  Percentage of ownership after offering                                  33.33%


PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

  Price per share                                                   $      0.01
  Dilution per share                                                $    0.0084
  Capital contributions                                             $    20,000
  Number of shares after offering held by public investors            2,000,000
  Percentage of capital contributions by existing shareholders            28.57%
  Percentage of capital contributions by new investors                    71.43%
  Percentage of ownership after offering                                     20%

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;
     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our cash balance is $4,076 as of May 31, 2013. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Tatiana Fumioka, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of May 31, 2013, Ms. Fumioka advanced us $317. Ms. Fumioka, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $40,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Jicinska, 2285/4, Prague, Czech Republic 13000. Our phone number is +420228880935.

We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our "Plan of Operation" below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We intend to sell Crepes. We have not generated any revenues and our principal business activities to date consist of creating a business plan and entering into the Lease Agreement on April 17, 2013 with David Novak, an owner of a building in Prague, Czech Republic to place our crepe making machine.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Upon completion of our public offering, our specific goal is to profitably place and operate our donut making machines. Our plan of operations is as follows:

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows:

SEARCH FOR POTENTIAL LEASING PROPERTIES WITH HIGH TRAFFIC FLOW
TIME FRAME: 1ST - 3RD MONTHS.
NO MATERIAL COSTS.

As soon as we complete our public offering, we plan to start searching for potential leasing spaces with high traffic flow in Prague, Czech Republic where we can potentially place our crepe making machines. Our sole officer and director, Tatiana Fumioka will handle these duties. We intend to contact and visit as many properties as possible to find the most suitable and potentially profitable premises for placing our machines. We plan to consider coffee shops, bakeries, mall kiosks, storefronts (indoor or outdoor), sports arenas, food courts, entertainment complexes, high schools, fundraising events and outdoor events such as carnivals, festivals, fairs to place our crepe making machines.

On April 17, 2013 we executed a Lease Agreement with David Novak, an owner of a building in Prague, Czech Republic to place our crepe making machine in his premises. As of today, it is the only lease agreement we have signed.

NEGOTIATE AND CONCLUDE AGREEMENTS WITH PROPERTY OWNERS
TIME FRAME: 3RD - 5TH MONTHS.
MATERIAL COSTS: $4,800 - $20,800

During this period, we intend to begin negotiations with property owners and managers in view of securing leasing agreements for the use of their premises. If we sell all the shares in the offering, our goal during this stage will be to enter into four leasing agreements with malls, stores at crowded streets and other premises granting us permission to set up our crepe making machines at their premises. As of the date of this prospectus we executed one Lease Agreement. The annual rent pursuant to the Agreement is $4,800. Therefore, if we sell 25% of the shares in this offering our leasing expenses in the next twelve months following completion of this offering will be $4,800. If we sell 50% of the shares and lease additional space, our leasing expenses, assuming that a new lease agreement will start in fifth month and based on $4,800 annual rate, will be $8,000. If we sell 75% and 100% of the shares in this offering, the lease expenses will be $14,400 and $20,800 accordingly.

Search for new potential properties for our machines and negotiating agreements with the owners are ongoing matters that will continue during the life of our operations as we will need to rotate less profitable machines to new places as well as keep looking for new locations. We cannot guarantee that we will be able to find successful placements for any machines, in which case our business may fail and we will have to cease our operations. Even if we are able to obtain the planned number of placements at the end of the twelve month period, there is no guarantee that we will be able to attract enough customers to justify our expenditures as well as the ongoing expenses of maintenance and rental fees.

PURCHASE CREPE MAKING MACHINES AND EQUIPMENT
TIME FRAME: 5TH - 8TH MONTHS.
ESTIMATED COST $3,000 - $18,000

Depending on the number of placements that we manage to secure during the first four months and if we sell at least 25% of the shares in this offering, we intend to purchase, deliver and place one crepe making machine. The material costs for that will be approximately $3,000. If we sell 50%, 75% or 100% of the shares in this offering we intend to continue negotiations with property owners to enter into more leasing agreements and plan to purchase 2, 4 and 6 machines accordingly. The exact number of purchased machines will depend on the success of our business and availability of leasing spaces and funds.

SET UP AND TEST CREPE MAKING MACHINES
TIME FRAME: 8TH - 10TH MONTHS.
ESTIMATED COST: $500 - $3,000

Once we receive our crepe making machines and necessary equipment we plan to set them up and test them at their locations. We will need to hire part time specialists such as electrician or mechanic and movers. It will cost approximately $500 per each location. We also need to hire employees who will make and sell our crepes.

COMMENCE MARKETING CAMPAIGN.
TIME FRAME: 10TH - 12TH MONTHS.
ESTIMATED COST $700 - $17,000

If we sell at least 25% of the shares we plan to commence marketing campaign. Initially, marketing will be conducted by our sole officer and director, Tatiana Fumioka. In the fast food business, various business strategies are used to increase the popularity of the products. We plan to offer free testing which may ignite prospective customers to by our crepes. Other marketing strategies will involve taking the machines to various events, such as fund raising, carnivals, festivals, fairs and sports events. We intend also design bright stickers and signs and place them at leasing spaces to draw attention of potential customers. If we sell 25% of shares in this offering, we intend to spend at least $700 for marketing campaign. If we sell 50% of shares in this offering, we intend to spend at least $6,000 for marketing campaign. We estimate our marketing costs to be $17,000 if we sell 100% of the shares in this offering.

In summary, during 1st-10th month we should have entered into new lease agreements, purchased crepe making machines and necessary equipment. After this point we should be ready to start more significant operations and start selling our services. During months 10-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Tatiana Fumioka, our president will be devoting approximately twenty hours per week to our operations. We believe that it should be enough while we do not have significant. Once we expand operations, and are able to attract more and more customers to use our services, Ms. Fumioka has agreed to commit more time as. Because Ms. Fumioka will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTH PERIOD

         The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

                                             If 25%            If 50%            If 75%           If 100%
         Description                      shares sold       shares sold       shares sold       shares sold
         -----------                      -----------       -----------       -----------       -----------
                                              Fees              Fees              Fees              Fees
SEC reporting and compliance                $  3,000          $ 10,000          $ 10,000          $ 10,000
Lease Agreements                            $  4,800          $  8,000          $ 14,400          $ 20,800
Purchase of crepe making equipment          $  3,000          $  6,000          $ 12,000          $ 18,000
Set up crepe machines                       $    500          $  1,000          $  2,000          $  3,000
Marketing and advertising                   $    700          $  6,000          $ 11,000          $ 17,000
Other expenses                                    --          $  1,000          $  2,600          $  3,200
                                            --------          --------          --------          --------
      Total                                 $ 12,000          $ 32,000          $ 52,000          $ 72,000
                                            ========          ========          ========          ========

If we sell 50% shares in this offering our cash reserves will be sufficient to meet our obligations for the next twelve-month period. If we sell less than 50% shares in this offering, we will need to seek additional funding. The most likely source of this additional capital is through the sale of additional shares of common stock or advances from our sole officer and director. Tatiana Fumioka, our sole officer and director, has agreed to loan the Company funds to meet our obligations and complete our 12-months business plan. However, Ms. Fumioka has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

RESULTS OF OPERATIONS

FROM INCEPTION ON AUGUST 15, 2012 TO MAY 31, 2013


During the period we incorporated the company, prepared a business plan and executed a Lease Agreement with David Novak, an owner of a building in Prague dated April 5, 2013. Our loss since inception is $4,241. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.


Since inception, we have sold 8,000,000 shares of common stock to our sole officer and director for net proceeds of $8,000.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31 2013, the Company had $4,076 cash and our liabilities were $317, comprising $317 owed to Tatiana Fumioka, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational. The company's cash will be located in the US in our bank account, but some current assets will be located offshore. Because some assets will be located outside of the United States, they will be outside of the jurisdiction of United States courts to administer if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

Since inception, we have sold 8,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $8,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Tatiana Fumioka, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Ms. Fumioka has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $40,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

We will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company's management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations. However, we are not required to comply with Section 404(b) of the Sarbanes-Oxley Act of 2002, pursuant to the JOBS Act, until we cease to be an emerging growth company.

Should the Company fail to sell less than 50% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

                             DESCRIPTION OF BUSINESS

GENERAL

Vetro, Inc. was incorporated in the State of Nevada on August 15, 2012 and established a fiscal year end of February 28. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to commence operations in the business of selling crepes. We have recently started our operation. As of today, we have developed our business plan, and executed a Lease Agreement with David Novak, dated April 17, 2013. We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074. Our business office is located at Jicinska, 2285/4, Prague, Czech Republic 13000. Our telephone number is +420228880935 .


From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the initial equity funding by our sole officer and director. We received our initial funding of $8,000 through the sale of common stock to Tatiana Fumioka, our sole officer and director, who purchased 8,000,000 shares at $0.001 per share. Our financial statements from inception on August 15, 2012 through our first fiscal period ended May 31, 2013 report no revenues and a net loss of $4,241. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $40,000 for the next twelve months. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of

$10,000 of additional funding to pay for SEC filing requirements. Tatiana Fumioka, our sole officer and director, has agreed to loan the Company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

Our operations to date have been devoted primarily to start-up and development activities, which include:

     1.   Formation of the Company;

     2.   Development of our business plan; and
     3. Execution of a Lease Agreement with David Novak, an owner of a building in Prague, dated April 17, 2013.

We intend to sell crepes in Prague, Czech Republic. Czech cuisine has both influenced and been influenced by the cuisine of surrounding countries. Many of the cakes and pastries that are popular in Central Europe originated within Czech lands. Contemporary Czech cuisine is more meat based than in previous periods; the current abundance of farmable meat has enriched its presence in regional cuisine. Traditionally, meat had been reserved for once-weekly consumption. The body of Czech meals typically consists of two or more courses: the first course is traditionally soup, the second course is the main dish, and supplementary courses such as dessert or compote may follow.

We intend to place our crepe making machines in public venues with high traffic flow such as malls, sport and amusement centers and stores at crowded streets. We focus on crepe making machines because crepes are classic food and do not lose its popularity. Our crepe making machine requires a small area of the premises. Our challenge is to convince the owners or managers of the potential premises to conclude leasing agreements with us. However, there is no guarantee that the property owners will agree to the placement of our donut making machines and we will ever generate revenues.

PRODUCT

A crepe is a type of very thin pancake, usually made from or buckwheat flour. The word is of French origin, deriving from the Latin CRISPA, meaning "curled". While crepes are often associated with , a region in the northwest of France, their consumption is widespread in France and Quebec. Crepes are served with a variety of fillings. Crepes are made by pouring a thin liquid batter onto a hot frying pan or flat circular hot plate, often with a trace of butter on the pan's surface. The batter is spread evenly over the cooking surface of the pan or plate either by tilting the pan or by distributing the batter with an offset spatula. There are also specially designed crepe makers with a heatable circular surface that can be dipped in the batter and quickly pulled out to produce an ideal thickness and evenness of cooking. Common savoury fillings for crepes served for lunch or dinner are cheese, ham, and eggs, ratatouille, mushrooms, artichoke (in certain regions), and various meat products. When sweet, they can be eaten as part of breakfast or as a dessert. They can be filled and topped with various sweet toppings, often including sugar (granulated or powdered), maple syrup, lemon juice, whipped cream, fruit spreads, custard, and sliced soft fruits or confiture.

A creperie may be a takeaway restaurant or stall, serving crepes as a form of fast food or street food, or may be a more formal sit-down restaurant or cafe. Creperies are typical of Brittany in France; however, creperies can be found throughout France and in many other countries. Because a crepe may be served as both a main meal or a dessert, creperies may be quite diverse in their selection.

MARKETING

Initially, marketing will be conducted by our sole officer and director, Tatiana Fumioka. In the fast food business, various business strategies are used to increase the popularity of the products. We plan to offer free testing which may ignite prospective customers to by our crepes. Other marketing strategies will involve taking the machines to various events, such as fund raising, carnivals, festivals, fairs and sports events. We intend also design bright stickers and signs and place them at leasing spaces to draw attention of potential customers.

We intend also to implement word of mouth advertising into our business model. We believe a huge marketing opportunity on the internet is spreading word of mouth, a form of free advertising. We believe the internet has provided the biggest medium to spread word of mouth and social networking sites have been the place where everyone has come together. These days, companies have the capabilities of increased speed at which the message comes across. Bloggers and journalists can post their thoughts and reviews of products, and then people in all corners of the world can read it immediately. Twitter is a good example of this. If a company wants to release a statement to the media, they can use Twitter as a tool to do it. Afterwards, people can use twitter to respond, and everybody has access to all information as well as the abilities to connect with each other and start forums and conversations. Not only is word of mouth considered free advertising, but we believe it is one of the most powerful advertising tools out there.

COMPETITION

The biggest threat to our success is competition due to low barriers of entry in crepe selling market and the potential loss of use in those properties where our machines have been placed. If other fast-food companies start offering similar or same product, this could potentially result in less venue prospects for placement of our crepe machines and cause potential loss of use for existing properties where our machines have been placed due to better terms offered by our competitors. There are many domestic and international companies that offer different fast food products. We will be in direct competition with them. Many large companies will be able to provide well-known and loved food options to the potential customers. Many of these companies have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to offer better prices for similar products than us which may also cause us to lose potential customers.

We have not yet entered the market and have no market penetration to date. Once we have entered the market, we will be one of many participants in the business of providing fast food products. Many established, yet well financed entities are currently active in the business. Nearly all our competitors have significantly greater financial resources, experience, and managerial capabilities than us. We are, consequently, at a competitive disadvantage in being able to provide such product and become a successful company in the fast food industry. Therefore, we may not be able to establish itself within the industry at all.

LEASE AGREEMENT

We have executed a Lease Agreement on April 17, 2013 with David Novak, an owner of a building in Prague, Czech Republic to place our crepe making machine in his premises. The material terms of the Contract are the following:

     1. The Leased Premises area covers approximately 8 (eight) square meters. The Leased Premises is located on the first floor of the building.
     2. The Agreement shall be for a term of two (2) years, starting on September 1, 2013 and ending on August 31, 2015.
     3. Vetro, Inc. is given an option to renew the Lease for an additional term of two (2) years by giving the Lessor written notice on or before ninety (90) days before the expiration of the primary term of this lease. The renewal lease is to be upon the same terms, covenants, and conditions contained in this Lease except as to Rent as provided in Paragraph 3of the Lease.
     4. For the first year of the agreement the annual rent is $4,800 dollars plus applicable taxes payable in advance on the first day of every month, in twelve (12) equal and consecutive installments of $400 each plus applicable taxes.
     5. For the second year of the agreement the annual rent is $6,000 dollars plus applicable taxes payable in advance on the first day of every month, in twelve (12) equal and consecutive installments of $500 each plus applicable taxes.

     6. A late charge of $10 per day shall be paid as additional rental for any rental payment delivered or received more than three (3) days after the first day of any calendar month during the term of this lease.
     7. Lessor agrees to provide, at its expense, to or for the Premises, adequate heat, electricity, water, air conditioning, ventilation, replacement light tubes, trash removal service, and sewage disposal service, in such quantities and at such times as is necessary to Lessee's comfortable and reasonable use of the Premises.
     8. Any holding over after the expiration of the term of this lease shall be deemed to constitute a tenancy from month to month only, and shall be on the same terms and conditions as specified in this Lease.

A copy of the Lease Agreement filed as Exhibit 10.1 to this registration statement.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES

We are a development stage company and currently have no employees, other than our sole officer, Tatiana Fumioka.

OFFICES

Our business office is located at Jicinska, 2285/4, Prague, Czech Republic 13000. This is the office provided by our President and Director, Tatiana Fumioka. Our phone number is +420228880935. We do not pay any rent to Ms. Fumioka and there is no agreement to pay any rent in the future. We anticipate being able to use this space for free until we generate revenue, attract more customers, expand operations, and as a result need to expand our office. We believe that our current space is sufficient for our operations.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

                                LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive
  Officer and/or Director         Age                 Position
  -----------------------         ---                 --------
Tatiana Fumioka                   33    President, Treasurer, Secretary and
Jicinska, 2285/4,                       Director (Principal Executive, Financial
Prague, Czech Republic 13000            and Accounting Officer)

TATIANA FUMIOKA has acted as our President, Treasurer, Secretary and sole Director since our incorporation on August 15, 2012. Ms. Fumioka owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Fumioka was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Ms. Fumioka graduated from Baikal National University of Economics and Law in 2002. She obtained a bachelor degree in Human Resources. From 2007 Ms. Fumioka has been self-employed and operates business of providing a variety of services in the area of individual and group tourism in Prague, Czech Republic. Ms. Fumioka intends to devote 20 hours a week of her time to planning and organizing activities of Vetro, Inc. Once we expand operations, and are able to attract more customers to purchase our product, Ms. Fumioka has agreed to commit more time as required. Because Ms. Fumioka will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

During the past ten years, Ms. Fumioka has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Fumioka was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Fumioka's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

     5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

     6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

     7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

     i.   Any Federal or State securities or commodities law or regulation; or
     ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
     iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

     8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Tatiana Fumioka, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on August 15, 2012 until February 28, 2013:

SUMMARY COMPENSATION TABLE


                                                                          Non-Equity   Nonqualified
                                                                          Incentive     Deferred       All
  Name and                                                                   Plan        Compen-      Other
 Principal                                            Stock      Option    Compen-       sation       Compen-
  Position         Year       Salary($)  Bonus($)   Awards($)   Awards($)  sation($)    Earnings($)  sation($)  Totals($)
------------       ----       ---------  --------   ---------   ---------  ---------    -----------  ---------  ---------
Tatiana          August 15,      -0-       -0-         -0-         -0-       -0-            -0-         -0-        -0-
Fumioka,         2012 to
President,       February 28,
Secretary and    2013
Treasurer


There are no current employment agreements between the company and its officer.

Ms. Fumioka currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of February 28, 2013:

                    Fees
                   Earned                           Non-Equity      Nonqualified     All
                     or                              Incentive        Deferred      Other
                   Paid in    Stock      Option        Plan         Compensation   Compen-
    Name           Cash($)   Awards($)  Awards($)  Compensation($)   Earnings($)   sation($)  Total($)
    ----           -------   ---------  ---------  ---------------   -----------   ---------  --------
Tatiana Fumioka      -0-        -0-        -0-          -0-              -0-          -0-        -0-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Tatiana Fumioka will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

On February 28, 2013, we issued a total of 8,000,000 shares of restricted common stock to Tatiana Fumioka, our sole officer and director in consideration of $8,000. Further, Ms. Fumioka has advanced funds to us. As of May 31, 2013, Ms. Fumioka advanced us $317. Ms. Fumioka will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Fumioka. Ms. Fumioka will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Fumioka does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Fumioka or the repayment of the funds to Ms. Fumioka. The entire transaction was oral. Ms. Fumioka is providing us office space free of charge and we have a verbal agreement with Ms. Fumioka that, if necessary, she will loan the company funds to complete the registration process.

Ms. Fumioka intends to devote 20 hours a week of her time to planning and organizing activities of Vetro, Inc. Once we expand operations and are able to attract more customers to purchase our product, Ms. Fumioka has agreed to commit more time as required. Because Ms. Fumioka will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 7, 2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.


                      Name and Address of          Amount and Nature of
Title of Class          Beneficial Owner           Beneficial Ownership        Percentage
--------------          ----------------           --------------------        ----------
Common Stock        Tatiana Fumioka                 8,000,000 shares of           100%
                    Jicinska, 2285/4, Prague,       common stock (direct)
                    Czech Republic 13000


(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of August 7, 2013, there were 8,000,000 shares of our common stock issued and outstanding.


                              PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for sale at the price of $0.01 per share.

This offering is being made by us without the use of outside underwriters or broker-dealers. The shares of common stock to be sold by us will be sold on our behalf by Tatiana Fumioka, our sole executive officer and director. She will not receive commissions, proceeds or other compensation from the sale of any shares on our behalf. We intend to offer our securities pursuant to this registration statement to shareholders in Russia and Europe.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

PENNY STOCK REGULATIONS

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement; and
     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Vetro, Inc." The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

GENERAL


Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of August 7, 2013, there were 8,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Tatiana Fumioka owns 8,000,000.


COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                                INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Vetro, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

Thomas J. Harris, CPA, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Thomas J. Harris, CPA has presented its report with respect to our audited financial statements.

                                  LEGAL MATTERS

Thomas E. Puzzo, Esq. has opined on the validity of the shares of common stock being offered hereby.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                              FINANCIAL STATEMENTS

Our fiscal year end is February 28. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Thomas J. Harris, CPA.

Our financial statements from inception to February 28, 2013, immediately follow:

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                    F-1

Financial Statements

  Balance Sheet - February 28, 2013                                        F-2

  Statement of Operations - August 15, 2012 (inception) through
  February 28, 2013                                                        F-3

  Statement of Stockholders' Equity -  August 15, 2012 (inception)
  through February 28, 2013                                                F-4

  Statement of Cash Flows -  August 15, 2012 (inception) through
  February 28, 2013                                                        F-5

Notes to Financial Statements                                              F-6

                                THOMAS J. HARRIS
                           CERTIFIED PUBLIC ACCOUNTANT
                          3901 STONE WAY N., SUITE 202
                                SEATTLE, WA 98103
                                  206.547.6050


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Vetro, Inc.

We have audited the  accompanying  balance sheet of Vetro,  Inc. (A  Development
Stage Company) as of February 28, 2013, and the related statements of operations, stockholders' equity and cash flows for the period then ended, and the period August 15, 2012 (inception) to February 28, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vetro, Inc. (A Development Stage Company) as of February 28, 2013 and the results of its operations and cash flows for the periods then ended and August 15, 2012 (inception), to February 28, 2013 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, the company has had significant operating losses; a working capital deficiency and its need for new capital raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Thomas J. Harris
--------------------
Seattle, Washington
March 22, 2013

VETRO, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

                                                                    February 28,
                                                                       2013
                                                                     --------
                                     ASSETS
Current Assets
  Cash                                                               $  8,136
                                                                     --------
      Total current assets                                              8,136
                                                                     --------

Total assets                                                         $  8,136
                                                                     ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current  Liabilities
  Loan from shareholder                                              $    317
                                                                     --------
      Total current liabilities                                           317
                                                                     --------

Total liabilities                                                         317
                                                                     --------
Stockholders' Equity
  Common stock, $0.001 par value, 75,000,000 shares authorized;
   8,000,000 shares issued and outstanding                              8,000
  Additional paid-in-capital                                               --
  Deficit accumulated during the development stage                       (181)
                                                                     --------
Total stockholders' equity                                              7,819
                                                                     --------

Total liabilities and stockholders' equity                           $  8,136
                                                                     ========


   The accompanying notes are an integral part of these financial statements.

VETRO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

                                                                For the period
                                                                from inception
                                                            (August 15, 2012) to
                                                              February 28, 2013
                                                              -----------------

Revenues                                                          $       --
Cost of revenue                                                           --
                                                                  ----------
Gross profit                                                              --
Operating expenses                                                       181
                                                                  ----------
Loss before income tax                                                  (181)
                                                                  ----------
Income taxes                                                              --
                                                                  ----------

Net loss                                                          $     (181)
                                                                  ==========

Loss per share - Basic and Diluted                                $    (0.00)
                                                                  ==========
Weighted Average Shares-Basic and Diluted                          4,121,212
                                                                  ==========


   The accompanying notes are an integral part of these financial statements.

VETRO, INC.
A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                     Deficit
                                                                                   Accumulated
                                      Number of                     Additional       During
                                       Common                         Paid-in      Development
                                       Shares           Amount        Capital         Stage         Total
                                       ------           ------        -------         -----         -----
Balance at inception                         --       $     --       $     --       $     --      $     --

Common shares issued for cash at
 $0.001 on November 19, 2012          8,000,000          8,000             --             --         8,000

Net loss                                                                                (181)         (181)
                                     ----------       --------       --------       --------      --------

Balance as of February 28, 2013       8,000,000       $  8,000       $     --       $   (181)     $  7,819
                                     ==========       ========       ========       ========      ========


   The accompanying notes are an integral part of these financial statements.

VETRO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

                                                                For the period
                                                                from inception
                                                            (August 15, 2012) to
                                                              February 28, 2013
                                                              -----------------
Operating Activities
  Net loss                                                        $   (181)
                                                                  --------
      Net cash used in operating activities                           (181)
                                                                  --------
Financing Activities
  Proceeds from issuance of common stock                             8,000
  Proceeds from loan from shareholder                                  317
                                                                  --------
      Net cash provided by financing activities                      8,317
                                                                  --------

Net increase in cash                                                 8,136

Cash at beginning of the period                                         --
                                                                  --------

Cash at end of the period                                         $  8,136
                                                                  ========
Supplemental cash flow information:

Cash paid for:
  Interest                                                        $     --
                                                                  ========
  Taxes                                                           $     --
                                                                  ========


   The accompanying notes are an integral part of these financial statements.

                                   VETRO, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                FEBRUARY 28, 2013

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Organization and Description of Business
VETRO, INC. (the "Company") was incorporated under the laws of the State of Nevada on August 15, 2012 and intends to sell crepes in Czech Republic. The interim financial statements include all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading.The Company is in the development stage as defined under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 915-205 "Development-Stage Entities." Since inception through February 28, 2013 the Company has not generated any revenue and has accumulated losses of $181.

Going Concern
The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $181 as of February 28, 2013 and further losses are anticipated in the development of its business which raises substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") as promulgated in the United States of America.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At February 28, 2013 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share
The Company computes loss per share in accordance with "ASC-260", "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Income Taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs
The Company's policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period ended February 28, 2013.

Recent Accounting Pronouncements
The FASB issued Accounting Standards Update (ASU) No.2012-02 Intangibles Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, on July 27, 2012, to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. Early adoption is permitted. The adoption of this ASU will not have a material impact on our financial statements.

Fair Value of Financial Instruments

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial assets and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $0.001 per share. On November 19, 2012, the Company issued 8,000,000 shares of its common stock at $0.001 per share for total proceeds of $8,000. During the period August 15, 2012 (inception) to February 28, 2013, the Company sold a total of 8,000,000 shares of common stock for total cash proceeds of $8,000.

NOTE 4 - RELATED PARTY TRANSACTIONS

Since inception through February 28, 2013 the Director loaned the Company $317 to pay for incorporation costs and bank expenses. As of February 28, 2013, total loan amount was $317. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to February 28, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

VETRO, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

                                                                          May 31,         February 28,
                                                                           2013               2013
                                                                         --------           --------
                                                                        (Unaudited)
                                     ASSETS

Current Assets
  Cash                                                                   $  4,076           $  8,136
                                                                         --------           --------
      Total current assets                                                  4,076              8,136
                                                                         --------           --------

Total assets                                                             $  4,076           $  8,136
                                                                         ========           ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current  Liabilities
  Loan from shareholder                                                  $    317           $    317
                                                                         --------           --------
      Total current liabilities                                               317                317
                                                                         --------           --------

Total liabilities                                                             317                317
                                                                         --------           --------
Stockholders' Equity
  Common stock, $0.001 par value, 75,000,000 shares authorized;
   8,000,000 shares issued and outstanding                                  8,000              8,000
  Additional paid-in-capital                                                   --                 --
  Deficit accumulated during the development stage                         (4,241)              (181)
                                                                         --------           --------
Total stockholders' equity                                                  3,759              7,819
                                                                         --------           --------

Total liabilities and stockholders' equity                               $  4,076           $  8,136
                                                                         ========           ========


   The accompanying notes are an integral part of these financial statements.

VETRO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(Unaudited)

                                                                       For the period
                                                  Three months         from inception
                                                     ended          (August 15, 2012) to
                                                     May 31,              May 31,
                                                      2013                 2013
                                                   ----------           ----------
Revenues                                           $       --           $       --
Cost of revenue                                            --                   --
                                                   ----------           ----------
Gross profit                                               --                   --
Operating expenses                                      4,060                4,241
                                                   ----------           ----------
Loss before income tax                                 (4,060)              (4,241)
                                                   ----------           ----------
Income taxes                                               --                   --
                                                   ----------           ----------

Net loss                                           $   (4,060)          $   (4,241)
                                                   ==========           ==========

Loss per share - Basic and Diluted                 $    (0.00)
                                                   ==========

Weighted Average Shares-Basic and Diluted           8,000,000
                                                   ==========


   The accompanying notes are an integral part of these financial statements.

VETRO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Unaudited)

                                                                       For the period
                                                  Three months         from inception
                                                     ended          (August 15, 2012) to
                                                     May 31,              May 31,
                                                      2013                 2013
                                                   ----------           ----------
Operating Activities
  Net loss                                         $  (4,060)           $  (4,241)
                                                   ---------            ---------
      Net cash used in operating activities           (4,060)              (4,241)
                                                   ---------            ---------
Financing Activities
  Proceeds from issuance of common stock                  --                8,000
  Proceeds from loan from shareholder                     --                  317
                                                   ---------            ---------
      Net cash provided by financing activities           --                8,317
                                                   ---------            ---------

Net increase (decrease) in cash                       (4,060)               4,076

Cash at beginning of the period                        8,136                   --
                                                   ---------            ---------

Cash at end of the period                          $   4,076            $   4,076
                                                   =========            =========
Supplemental cash flow information:

Cash paid for:
  Interest                                         $      --            $      --
                                                   =========            =========
  Taxes                                            $      --            $      --
                                                   =========            =========

   The accompanying notes are an integral part of these financial statements.

                                   VETRO, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2013
                                   (Unaudited)


NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Organization and Description of Business
VETRO, INC. (the "Company") was incorporated under the laws of the State of Nevada on August 15, 2012 and intends to sell crepes in Czech Republic. The Company is in the development stage as defined under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 915-205 "Development-Stage Entities." Since inception through May 31, 2013 the Company has not generated any revenue and has accumulated losses of $4,241. The interim financial statements include all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading.

Going Concern
The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $4,241 as of May 31, 2013 and further losses are anticipated in the development of its business which raises substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") as promulgated in the United States of America.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At May 31, 2013 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share
The Company computes loss per share in accordance with "ASC-260", "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Income Taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs
The Company's policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period ended May 31, 2013.

Recent Accounting Pronouncements
The FASB issued Accounting Standards Update (ASU) No.2012-02 Intangibles Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, on July 27, 2012, to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. Early adoption is permitted. The adoption of this ASU will not have a material impact on our financial statements.

Fair Value of Financial Instruments

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial assets and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $0.001 per share. On November 19, 2012, the Company issued 8,000,000 shares of its common stock at $0.001 per share for total proceeds of $8,000. During the period August 15, 2012 (inception) to February 28, 2013, the Company sold a total of 8,000,000 shares of common stock for total cash proceeds of $8,000.

NOTE 4 - RELATED PARTY TRANSACTIONS

Since inception through May 31, 2013 the Director loaned the Company $317 to pay for incorporation costs and bank expenses. As of May 31, 2013, total loan amount was $317. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to May 31, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                   PROSPECTUS

                        8,000,000 SHARES OF COMMON STOCK

                                   VETRO, INC.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 20___, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

       SEC Registration Fee                                    $    10.91
       Auditor Fees and Expenses                               $ 3,500.00
       Legal Fees and Expenses                                 $ 2,000.00
       EDGAR fees                                              $ 1,000.00
       Transfer Agent Fees                                     $ 1,500.00
                                                               ----------
       TOTAL                                                   $ 8,010.91
                                                               ==========

(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Vetro, Inc.'s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Vetro, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address                     Date              Shares      Consideration
----------------                     ----              ------      -------------

Tatiana Fumioka                November 19, 2012     8,000,000       $8,000.00
Jicinska, 2285/4
Prague, Czech Republic 13000

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS


Exhibit
Number                    Description of Exhibit
------                    ----------------------

  3.1            Articles of Incorporation of the Registrant *
  3.2            Bylaws of the Registrant *
  5.1            Opinion of Thomas E. Puzzo, Esq. *
 10.1            Lease agreement, dated April 17, 2013*
 10.2            Form of subscription agreement *
 23.1            Consent of Thomas J. Harris, CPA
 23.2            Consent of Thomas E. Puzzo, Esq. (contained in exhibit 5.1) *


----------
*  Previously filed


ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 117(b) (ss.230.117(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i)Ifthe registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 117(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 117;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Prague, Czech Republic on August 7, 2013.

                                      VETRO, INC.

                                      By: /s/ Tatiana Fumioka
                                         ---------------------------------------
                                      Name:  Tatiana Fumioka
                                      Title: President, Treasurer and Secretary
                                             (Principal Executive, Financial and
                                             Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


     Signature                            Title                       Date
     ---------                            -----                       ----


/s/ Tatiana Fumioka       President, Treasurer, Secretary and     August 7, 2013
------------------------- Director (Principal Executive,
Tatiana Fumioka           Financial and Accounting Officer)

                                 EXHIBIT INDEX


Exhibit
Number                        Description of Exhibit
------                        ----------------------

  3.1           Articles of Incorporation of the Registrant *
  3.2           Bylaws of the Registrant *
  5.1           Opinion of Thomas E. Puzzo, Esq. *
 10.1           Lease agreement, dated April 17, 2013*
 10.2           Form of subscription agreement *
 23.1           Consent of Thomas J. Harris, CPA
 23.2           Consent of Thomas E. Puzzo, Esq. (contained in exhibit 5.1) *


----------
*  Previously filed